UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2020

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

On March 27, 2020, the Board of Directors of AAR CORP., a Delaware corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, $1.00 par value, of the Company to the stockholders of record on April 9, 2020. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as rights agent.

The Rights Agreement is similar to stockholder rights plans adopted by other public companies and is intended to protect the interests of the Company and its stockholders by reducing the likelihood that any person or group gains control of the Company through open market accumulation or other tactics (especially in recent volatile markets) without paying an appropriate control premium. In general terms, it works by imposing a significant penalty upon any person or group that acquires 10% (or 20% in the case of a person or group that is entitled to file, and does file, a Schedule 13G (a “13G Investor”)) or more of the outstanding common stock of the Company without the approval of the Board of Directors. The Rights Agreement also provides that if a stockholder’s beneficial ownership of the Company’s common stock as of the time of the first public announcement of the declaration of the Rights dividend is at or above the applicable threshold (including through entry into certain derivative positions), the stockholder’s then-existing ownership percentage would be grandfathered, but the rights would become exercisable if at any time after such date, the stockholder increases its ownership percentage by 0.001% or more. The Rights Agreement should not interfere with any merger or other business combination approved by the Board of Directors.

A summary of the terms of the Rights Agreement follows. This description is only a summary, is not complete, and should be read together with the entire Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Rights Agreement is available free of charge from the Company upon request.

The Rights.  The Rights will initially trade with, and will be inseparable from, the common stock. The Rights will be evidenced only by certificates that represent shares of common stock (or in the case of uncertificated shares, by notations in the book-entry account system). New Rights will accompany any new shares of common stock the Company issues after April 9, 2020 until the Distribution Date described below.

Exercise Price.  Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $100.00 (the “Exercise Price”), once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend and liquidation rights as would one share of common stock. Prior to exercise, the Right will not give its holder any dividend, voting, or liquidation rights.

Exercisability.  The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 10% (or 20% in the case of a 13G Investor) or more of the outstanding common stock.

Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D-G of the Securities Exchange Act — are treated as beneficial ownership of the number of shares of the Company’s common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Company’s common stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers without any control intent or intent to evade the purposes of the rights plan are excepted from such imputed beneficial ownership.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, the common stock certificates (or in the case of uncertificated shares, by notations in the book-entry account system) will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Right certificates that the Company will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $100.00, purchase shares of the Company’s common stock with a market value of $200.00, based on the market price of the common stock prior to such acquisition.

•	Flip Over. If the Company is acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $100.00, purchase shares of the acquiring corporation with a market value of $200.00, based on the market price of the acquiring corporation’s stock prior to such transaction.

•	Notional Shares. Shares held by affiliates and associates of an Acquiring Person, and Notional Common Shares (as defined in the Rights Agreement) held by counterparties to a Derivatives Contract (as defined in the Rights Agreement) with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Share Provisions.

Each Preferred Share, if issued:

•	will not be redeemable,

•	will entitle its holder to quarterly dividend payments of $1.00 per share, or an amount equal to 1,000 times the dividend paid on one share of common stock, whichever is greater,

•	will entitle its holder upon liquidation to receive $10.00 per share, or an amount equal to 1,000 times the amount paid with respect to one share of common stock, whichever is greater, plus in each case any accrued and unpaid dividends,

•	will entitle its holder to 1,000 votes on all matters submitted to a vote of the stockholders of the Company, and

•	if shares of the Company common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to 1,000 times the payment made on one share of common stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration.  The Rights will expire, without any further action required by the Board of Directors, on February 28, 2021.

Redemption.  The Board of Directors may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of its common stock.

Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding common stock of the Company, the Board of Directors may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions.  The Board of Directors may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments.  The terms of the Rights Agreement may be amended by the Board of Directors without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board of Directors may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations for the Preferred Shares and the Rights Agreement, copies of which are attached as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board of Directors approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designations was filed with the Secretary of State of the State of Delaware on March 30, 2020. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated by reference herein.

Item 8.01. Other Events.

On March 30, 2020, the Company issued a press release announcing adoption of the Rights Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations for AAR CORP.’s Series A Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of March 30, 2020, by and between AAR CORP. and Computershare Trust Company, N.A., as Rights Agent.

99.1	Press Release issued by the Company on March 30, 2020.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2020
AAR CORP.

	By:	/s/ Jessica Garascia
Jessica Garascia
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations for AAR CORP.’s Series A Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of March 30, 2020, by and between AAR CORP. and Computershare Trust Company, N.A., as Rights Agent.

99.1	Press Release issued by the Company on March 30, 2020.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).